                                                                               .
                                                                               .
                                                                               .


                                                                    EXHIBIT 99.2


                               THIRD QUARTER 2005
                           Supplemental Financial Data

                                TABLE OF CONTENTS

                                                                                              Page

   Consolidated Statements of Operations ...............................................        3

   Calculation of Funds from Operations and Adjusted Funds From Operations ............         6

   Same Store Results ..................................................................        8

   Consolidated Balance Sheets .........................................................       11

   Consolidated Debt Summary ...........................................................       12

   Summary of Communities Under Construction ...........................................       15

   Summary of Condominium Conversion Projects ..........................................       16

   Community Acquisition and Disposition Summary .......................................       17

   Capitalized Costs Summary ...........................................................       19

   Investments in Unconsolidated Real Estate Entities ..................................       20

   Net Asset Value Supplemental Information ............................................       22

   Non-GAAP Financial Measures and Other Defined Terms .................................       24


The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute "forward-looking statements" within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company's actual results to differ materially from the expected results described in the Company's forward-looking statements: future local and national economic conditions, including changes in job growth, interest rates, the availability of financing and other factors; demand for apartments in the Company's markets and the effect on occupancy and rental rates; the impact of competition on the Company's business, including competition for tenants and development locations for its apartment communities and competing for-sale housing in the markets where the Company is completing condominium conversions or developing new condominiums; the Company's ability to obtain financing or self-fund the development or acquisition of additional multifamily rental and for-sale housing; the uncertainties associated with the Company's current and planned future real estate development, including actual costs exceeding the Company's budgets or development periods exceeding expectations; uncertainties associated with the timing and amount of asset sales and the resulting gains/losses associated with such asset sales; uncertainties associated with the Company's expansion into the condominium conversion and for-sale housing business; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; the effects of changes in accounting policies and other regulatory matters detailed in the Company's filings with the Securities and Exchange Commission and uncertainties of litigation; and the Company's ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the Company are included under the caption "Risk Factors" in the company's annual report on Form 10-K dated December 31, 2004 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption "Risk Factors" are specifically incorporated by reference into this document.


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                 2

                              POST PROPERTIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share or unit data)
                                   (Unaudited)

                                                                         THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                            SEPTEMBER 30,                     SEPTEMBER 30,
                                                                    -----------------------------     -----------------------------
                                                                        2005             2004             2005             2004
                                                                    ------------     ------------     ------------     ------------
REVENUES
  Rental .......................................................    $     71,242     $     68,003     $    207,714     $    198,782
  Other property revenues ......................................           4,765            4,095           12,863           11,741
  Other (1) ....................................................              64              814              196              936
                                                                    ------------     ------------     ------------     ------------
   Total revenues ..............................................          76,071           72,912          220,773          211,459
                                                                    ------------     ------------     ------------     ------------
EXPENSES
  Property operating and maintenance (exclusive of
   items shown separately below) (2) ...........................          34,074           33,143           99,840           94,236
  Depreciation .................................................          18,950           20,371           57,896           59,683
  General and administrative (3) ...............................           5,421            6,018           16,150           16,137
  Development costs and other (4) ..............................           1,042              284            2,879            1,200
                                                                    ------------     ------------     ------------     ------------
   Total expenses ..............................................          59,487           59,816          176,765          171,256
                                                                    ------------     ------------     ------------     ------------

OPERATING INCOME ...............................................          16,584           13,096           44,008           40,203

  Interest income ..............................................             230              246              583              639
  Interest expense .............................................         (14,455)         (16,316)         (45,340)         (47,678)
  Amortization of deferred financing costs .....................            (991)          (1,065)          (3,707)          (3,273)
  Equity in income of unconsolidated real estate
   entities ....................................................             593              420            1,294              843
  Gain on sale of technology investment (5) ....................              --               --            5,267               --
  Minority interest in consolidated property
   partnerships ................................................              34              106              212              538
  Minority interest of preferred unitholders ...................              --             (980)              --           (3,780)
  Minority interest of common unitholders ......................             (12)             499              188            1,463
                                                                    ------------     ------------     ------------     ------------
   INCOME (LOSS) FROM CONTINUING OPERATIONS ....................           1,983           (3,994)           2,505          (11,045)
                                                                    ------------     ------------     ------------     ------------
DISCONTINUED OPERATIONS (6)
  Income from discontinued operations,
   net of minority interest ....................................             272            2,201            4,909           11,582
  Gains on sales of real estate assets, net of
   minority interest and provision for income taxes ............          72,734               --          131,991          106,039
  Loss in early extinguishment of indebtedness
   associated with property sales, net of minority
   interest (7) ................................................          (1,748)              --           (3,043)          (3,849)
                                                                    ------------     ------------     ------------     ------------
   INCOME FROM DISCONTINUED OPERATIONS .........................          71,258            2,201          133,857          113,772
                                                                    ------------     ------------     ------------     ------------
NET INCOME (LOSS) ..............................................          73,241           (1,793)         136,362          102,727
  Dividends to preferred shareholders ..........................          (1,909)          (1,909)          (5,728)          (6,416)
  Redemption costs on preferred stock and units ................              --           (1,810)              --           (3,526)
                                                                    ------------     ------------     ------------     ------------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS .............    $     71,332     $     (5,512)    $    130,634     $     92,785
                                                                    ============     ============     ============     ============

PER COMMON SHARE DATA - BASIC (8)
  Income (loss) from continuing operations (net of
   preferred dividends and redemption costs) ...................    $         --     $      (0.19)    $      (0.08)    $      (0.53)
  Income from discontinued operations ..........................            1.77             0.06             3.33             2.87
                                                                    ------------     ------------     ------------     ------------
  Net income (loss) available to common shareholders ...........    $       1.77     $      (0.14)    $       3.25     $       2.34
                                                                    ============     ============     ============     ============
  Weighted average common shares outstanding -- basic ..........          40,372           39,892           40,157           39,694
                                                                    ============     ============     ============     ============
PER COMMON SHARE DATA - DILUTED (8)
  Income (loss) from continuing operations (net of
   preferred dividends and redemption costs) ...................    $         --     $      (0.19)    $      (0.08)    $      (0.53)
  Income from discontinued operations ..........................            1.75             0.06             3.33             2.87
                                                                    ------------     ------------     ------------     ------------
  Net income (loss) available to common shareholders ...........    $       1.75     $      (0.14)    $       3.25     $       2.34
                                                                    ============     ============     ============     ============
  Weighted average common shares outstanding --
   diluted .....................................................          40,813           39,892           40,157           39,694
                                                                    ============     ============     ============     ============
  Dividends declared ...........................................    $       0.45     $       0.45     $       1.35     $       1.35
                                                                    ============     ============     ============     ============


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                 3

                              POST PROPERTIES, INC.
                              NOTES TO CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                  (In thousands, except per share or unit data)

(1) For the three and nine months ended September 30, 2004, other revenue included forfeited earnest money deposits from terminated property and land sale contracts totaling $684.

(2) For the three and nine months ended September 30, 2004, property operating and maintenance expenses included a charge of $703 relating to estimated hurricane damage at the Company's Florida properties and a severance charge of $569 for the elimination of certain property management positions.

(3) General and administrative expenses for the three and nine months ended September 30, 2005 included legal and other professional fees totaling $169 and $706, respectively, related to shareholder litigation. For the three and nine months ended September 30, 2004, general and administrative expense included legal and professional fees totaling $499 and $1,386, respectively, related to shareholder litigation, certain shareholder proxy proposals, the settlement with the company's former chairman and CEO and other matters. General and administrative expenses for the three and nine months ended September 30, 2004 also included consulting and other professional expenses of $620 relating to portfolio valuation and software selection services.

(4) Development costs and other expenses for the three and nine months ended September 30, 2005 and 2004 include development personnel and associated costs not allocable to development projects and, in 2005, certain costs associated with for-sale developments which are not capitalized.

(5) In the three months ended March 31, 2005, the Company sold its investment in Rent.com, a privately-held internet leasing company, and recognized a gain of $5,267.

(6) Under SFAS No. 144, the operating results of real estate assets designated as held for sale are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations.

     For the three and nine months ended September 30, 2005, income from discontinued operations included the results of operations of one condominium conversion community classified as held for sale at September 30, 2005, as well as the operations of six communities sold in 2005 through their sale dates and one condominium conversion community through its sell-out date. For the three and nine months ended September 30, 2004, income from discontinued operations included the results of operations of the community classified as held for sale at September 30, 2005, six communities sold in 2005, one condominium conversion community through its sell-out date in 2005 and eight communities sold in 2004 through their sale dates.

     The operating revenues and expenses of these communities for the three and nine months ended September 30, 2005 and 2004 were as follows:

                                                                         THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                            SEPTEMBER 30,                     SEPTEMBER 30,
                                                                    -----------------------------     -----------------------------
                                                                        2005             2004             2005             2004
                                                                    ------------     ------------     ------------     ------------
REVENUES
Rental .........................................................    $      1,381     $      7,200     $     13,220     $     34,704
Other property revenues ........................................             185              668            1,242            3,070
                                                                    ------------     ------------     ------------     ------------
Total revenues .................................................           1,566            7,868           14,462           37,774
                                                                    ------------     ------------     ------------     ------------
EXPENSES
Property operating and maintenance
  (exclusive of items shown separately below) ..................           1,042            3,360            7,130           16,332
Depreciation ...................................................              --            1,491               --            4,544
Interest .......................................................             247            1,057            2,123            4,394
Minority interest in consolidated property
  partnerships .................................................              --              (61)              14             (205)
Asset impairment charge ........................................              --               --               --              626
                                                                    ------------     ------------     ------------     ------------
Total expenses .................................................           1,289            5,847            9,267           25,691
                                                                    ------------     ------------     ------------     ------------
INCOME FROM DISCONTINUED OPERATIONS
  BEFORE MINORITY INTEREST .....................................             277            2,021            5,195           12,083
Minority interest ..............................................              (5)             180             (286)            (501)
                                                                    ------------     ------------     ------------     ------------
INCOME FROM DISCONTINUED OPERATIONS ............................    $        272     $      2,201     $      4,909     $     11,582
                                                                    ============     ============     ============     ============


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                 4

     For the three months ended September 30, 2005, the Company recognized net gains in discontinued operations of $74,715 ($70,718 net of minority interest) from the sale of one community, containing 1,738 units. The sale generated net proceeds of approximately $131,349, including $47,500 of tax-exempt secured indebtedness assumed by the purchaser. For the nine months ended September 30, 2005, the Company recognized net gains in discontinued operations of $124,425 ($117,594 net of minority interest) from the sale of six communities, containing 3,047 units. The sales generated net proceeds of approximately $229,249, including $81,560 of tax-exempt secured indebtedness assumed by the purchasers.

     In addition, for the three and nine months ended September 30, 2005, gains on sales of real estate assets includes the net gains of $2,374 ($2,016 net of minority interest and provision for income taxes) and $15,886 ($14,397 net of minority interest and provision for income taxes), respectively, from condominium sales at the Company's condominium conversion communities. A summary of revenues and costs and expenses of condominium activities for the three and nine months ended September 30, 2005 was as follows:

                                                                    THREE MONTHS      NINE MONTHS
                                                                        ENDED            ENDED
                                                                    SEPTEMBER 30,    SEPTEMBER 30,
                                                                        2005             2005
                                                                    ------------     ------------
         Condominium revenues, net .............................    $     10,900     $     46,270
         Condominium costs and expenses ........................           8,526           30,384
                                                                    ------------     ------------
         Gains on condominium sales, before minority
           interest and income taxes ...........................           2,374           15,886
         Minority interest .....................................             (88)            (836)
         Provision for income taxes ............................            (270)            (653)
                                                                    ------------     ------------
         Gains on condominium sales, net of minority
           interest and provision for income taxes .............    $      2,016     $     14,397
                                                                    ============     ============

     For the nine months ended September 30, 2004, the Company recognized net gains from discontinued operations of $113,739 ($106,039 net of minority interest) from the sale of eight communities containing 3,880 units and certain land parcels. Theses sales generated net proceeds of approximately $242,962, including debt assumed by the purchasers of $104,325.

(7) For the three months ended September 30, 2005, the loss on early extinguishment of indebtedness included the write-off of unamortized deferred costs of $1,299 ($1,230, net of minority interest) relating to tax-exempt indebtedness assumed in connection with the sale of one community in August 2005, plus a loss of $547 ($518, net of minority interest) in connection with the termination of related interest rate cap agreements that were used as cash flow hedges of the assumed debt. For the nine months ended September 30, 2005, the loss on early extinguishment of indebtedness included the write-off of unamortized deferred costs of $2,265 ($2,141, net of minority interest) relating to tax-exempt indebtedness assumed in connection with the sale of two communities in May 2005 and one community in August 2005, plus a loss of $955 ($902, net of minority interest) in connection with the termination of related interest rate cap agreements that were used as cash flow hedges of the assumed debt. For the nine months ended September 30, 2004, the loss on early extinguishment of indebtedness includes the write-off of unamortized deferred costs of $3,187 ($2,972, net of minority interest) relating to tax-exempt indebtedness assumed in connection with the sale of five properties in September 2004, plus a loss of $941 ($877, net of minority interest) in connection with the termination of related interest rate cap agreements that were used as cash flow hedges of the assumed debt.

(8) Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership, through which the Company conducts its operations. As of September 30, 2005, there were 42,644 units of the Operating Partnership outstanding, of which 40,780, or 95.6%, were owned by the Company. For the nine months ended September 30, 2005, the potential dilution from the Company's outstanding stock options of 293 was antidilutive to the continuing operations per share calculation. For the three and nine months ended September 30, 2004, the potential dilution from the Company's outstanding stock options of 98 and 67, respectively, was antidilutive to the continuing operations per share calculation. As such, these amounts were excluded from weighted average shares and units and the income (loss) per share calculations for the nine months ended September 30, 2005 and 2004 and for the three months ended September 30, 2004.


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                 5

                              POST PROPERTIES, INC.
                      CALCULATION OF FUNDS FROM OPERATIONS
                  AND ADJUSTED FUNDS FROM OPERATIONS AVAILABLE
                     TO COMMON SHAREHOLDERS AND UNITHOLDERS
                  (In thousands, except per share or unit data)
                                   (Unaudited)

A reconciliation of net income available to common shareholders to funds from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

                                                                         THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                            SEPTEMBER 30,                     SEPTEMBER 30,
                                                                    -----------------------------     -----------------------------
                                                                        2005             2004             2005             2004
                                                                    ------------     ------------     ------------     ------------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS .............    $     71,332     $     (5,512)    $    130,634     $     92,785
  Minority interest of common unitholders --
   continuing operations .......................................              12             (499)            (188)          (1,463)
  Minority interest in discontinued operations (1) .............           3,992             (180)           7,775            7,922
  Depreciation on wholly-owned real estate assets, net (2) .....          18,199           21,035           55,584           61,180
  Depreciation on real estate assets held in
   unconsolidated entities .....................................             224              332              745              993
  Gains on sales of real estate assets, net of
   provision for income taxes -- discontinued operations .......         (76,819)              --         (139,658)        (113,739)
  Incremental gains on condominium sales, net of
   provision for income taxes (3) ..............................           1,497               --            7,827               --
  Gains on sales of real estate assets --
   unconsolidated entities .....................................            (246)              --             (445)              --
  Incremental gains on condominium sales --
   unconsolidated entities (3) .................................             258               --              291               --
                                                                    ------------     ------------     ------------     ------------
FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS
  AND UNITHOLDERS, AS DEFINED (A) ..............................          18,449           15,176           62,565           47,678
  Gain on sale of technology investment ........................              --               --           (5,267)              --
  Loss on early extinguishment of indebtedness
   associated with property sales ..............................           1,846               --            3,220            4,128
  Redemption costs on preferred stock and units ................              --            1,810               --            3,526
  Asset impairment charge ......................................              --               --               --              626
                                                                    ------------     ------------     ------------     ------------
FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS
  AND UNITHOLDERS, EXCLUDING CERTAIN ITEMS AND CHARGES (B) .....    $     20,295     $     16,986     $     60,518     $     55,958
                                                                    ============     ============     ============     ============

FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS
  AND UNITHOLDERS, AS DEFINED ..................................    $     18,449     $     15,176     $     62,565     $     47,678
  Recurring capital expenditures ...............................          (2,350)          (2,420)          (7,172)          (7,613)
  Non-recurring capital expenditures ...........................            (607)          (1,058)          (2,636)          (3,604)
  Straight-line adjustment for ground lease expenses ...........             310               --              941               --
                                                                    ------------     ------------     ------------     ------------
ADJUSTED FUNDS FROM OPERATIONS AVAILABLE TO COMMON .............          15,802           11,698           53,698           36,461
  SHAREHOLDERS AND UNITHOLDERS (4) (C)
  Gain on sale of technology investment ........................              --               --           (5,267)              --
  Loss on early extinguishment of indebtedness
   associated with property sales ..............................           1,846               --            3,220            4,128
  Redemption costs on preferred stock and units ................              --            1,810               --            3,526
  Asset impairment charge ......................................              --               --               --              626
                                                                    ------------     ------------     ------------     ------------
ADJUSTED FUNDS FROM OPERATIONS AVAILABLE TO COMMON
  SHAREHOLDERS AND UNITHOLDERS, EXCLUDING CERTAIN
  ITEMS AND CHARGES (4) (D) ....................................    $     17,648     $     13,508     $     51,651     $     44,741
                                                                    ============     ============     ============     ============

PER COMMON SHARE DATA -- BASIC
Funds from operations per share or unit, as defined (A/F) ......    $       0.43     $       0.36     $       1.47     $       1.12
Adjusted funds from operations per share or unit (4) (C/F) .....    $       0.37     $       0.28     $       1.26     $       0.86
Funds from operations per share or unit, excluding
  certain items and charges (B/F) ..............................    $       0.48     $       0.40     $       1.42     $       1.32
Adjusted funds from operations per share or unit,
  excluding certain items and charges (4) (D/F) ................    $       0.41     $       0.32     $       1.22     $       1.05
Dividends declared (E) .........................................    $       0.45     $       0.45     $       1.35     $       1.35
Weighted average shares outstanding ............................          40,372           39,892           40,157           39,694
Weighted average shares and units outstanding (F) ..............          42,536           42,433           42,492           42,457


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                 6

PER COMMON SHARE DATA - DILUTED
Funds from operations per share or unit, as defined (A/G) ......    $       0.43     $       0.36     $       1.46     $       1.12
Adjusted funds from operations per share or unit (4) (C/G) .....    $       0.37     $       0.28     $       1.26     $       0.86
Funds from operations per share or unit, excluding certain
  items and charges (B/G) ......................................    $       0.47     $       0.40     $       1.41     $       1.32
Adjusted funds from operations per share or unit, excluding
  certain items and charges (4) (D/G) ..........................    $       0.41     $       0.32     $       1.21     $       1.05
Dividends declared (E) .........................................    $       0.45     $       0.45     $       1.35     $       1.35
Weighted average shares outstanding (5) ........................          40,813           39,990           40,451           39,761
Weighted average shares and units outstanding (5) (G) ..........          42,977           42,531           42,785           42,524

(1) Represents the minority interest in earnings and gains on sales of real estate assets reported as discontinued operations for the periods presented.

(2) Depreciation on wholly-owned real estate assets is net of the minority interest portion of depreciation in consolidated entities.

(3) The Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the greater of their fair value or net book value as of the date the property is acquired by the Company's taxable REIT subsidiary. See page 16 for further detail.

(4) Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $177 and $265 for the three months and $1,155 and $553 for the nine months ended September 30, 2005 and 2004, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

(5) Diluted weighted average shares and units include 98 shares and units, for the three months ended September 30, 2004 and 293 and 67 shares and units, respectively, for the nine months ended September 30, 2005 and 2004, that were antidilutive to the income (loss) per share computations under generally accepted accounting principles.


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                 7

                              POST PROPERTIES, INC.
                               SAME STORE RESULTS
                  (In thousands, except per share or unit data)
                                   (Unaudited)

SAME STORE RESULTS

The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income. The operating performance and capital expenditures of the 52 communities containing 20,024 apartment units which were fully stabilized as of January 1, 2004, is summarized as follows:

                                        THREE MONTHS ENDED                          NINE MONTHS ENDED
                                          SEPTEMBER 30,                               SEPTEMBER 30,
                                     -----------------------                     -----------------------
                                        2005         2004       % CHANGE            2005         2004       % CHANGE
                                     ----------   ----------   ----------        ----------   ----------   ----------

Rental and other revenues ........   $   65,255   $   62,839          3.8%       $  191,183   $  187,021          2.2%
Property operating and
  maintenance expenses
  (excluding depreciation and
  amortization) ..................       25,557       24,653          3.7%(3)        75,128       72,831          3.2%(3)
                                     ----------   ----------                     ----------   ----------
Same store net operating income ..   $   39,698   $   38,186          4.0%(3)    $  116,055   $  114,190          1.6%(3)
                                     ==========   ==========                     ==========   ==========
Capital expenditures (1)
  Recurring
  Carpet .........................   $      836   $      721         16.0%       $    2,095   $    1,884         11.2%
  Other ..........................        1,232        1,195          3.1%            3,870        3,981         (2.8)%
                                     ----------   ----------                     ----------   ----------
   Total recurring ...............        2,068        1,916          7.9%            5,965        5,865          1.7%
  Non-recurring ..................          532          655        (18.8)%           1,865        2,616        (28.7)%
                                     ----------   ----------                     ----------   ----------
  Total capital expenditures (A) .   $    2,600   $    2,571          1.1%       $    7,830   $    8,481         (7.7)%
                                     ==========   ==========                     ==========   ==========
  Total capital expenditures
   per unit (A/20,024 UNITS) .....   $      130   $      128          1.6%       $      391   $      424         (7.8)%
                                     ==========   ==========                     ==========   ==========
Average monthly rental rate
  per unit (2) ...................   $    1,059   $    1,035          2.3%       $    1,051   $    1,034          1.6%
                                     ==========   ==========                     ==========   ==========

(1) See Table 3 on page 29 for a reconciliation of these segment components of property capital expenditures to total recurring capital expenditures and total non-recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(2) Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.

(3) Excluding the impact of straight-lining long-term ground lease expense of approximately $310 and $941 for the three and nine months ended September 30, 2005, property operating and maintenance expense (excluding depreciation and amortization) expenses would have been $25,247 and $74,187, respectively, and would have increased 2.4% and 1.9%, respectively, between periods and NOI would have been $40,008 and $116,996, respectively, and would have increased 4.8% and 2.5%, respectively, between periods.


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                 8

SAME STORE OPERATING RESULTS BY MARKET --
COMPARISON OF 2005 TO 2004
(Increase (decrease) from same period in prior year)

                                  THREE MONTHS ENDED                                      NINE MONTHS ENDED
                                  SEPTEMBER 30, 2005                                      SEPTEMBER 30, 2005
                 ----------------------------------------------------    ------------------------------------------------------
                                                             AVERAGE                                                   AVERAGE
                                                            ECONOMIC                                                  ECONOMIC
MARKET           REVENUES(1)  EXPENSES(1)     NOI(1)        OCCUPANCY    REVENUES(1)   EXPENSES(1)      NOI(1)        OCCUPANCY
                 -----------  -----------    --------       ---------    -----------   -----------     --------       ---------
Atlanta               1.6%        0.8%(2)         2.0%(2)        (0.3)%        0.5%        1.6%(3)        (0.1)%(3)       (0.5)%
Dallas                6.2%        0.3%           11.5%            1.3%         3.2%        1.5%            4.6%            1.2%
Tampa                 6.2%        3.8%            7.9%            1.3%         5.6%        2.5%            7.8%            2.2%
Washington, DC        5.3%       14.7%(2)         1.1%(2)        (0.3)%        5.1%       14.5%(3)         0.5%(3)         0.4%
Charlotte             5.6%        2.4%            7.3%            2.3%         2.8%        2.0%            3.3%            0.3%
Houston               4.8%       28.1%          (18.5)%           5.2%         0.6%       15.3%          (12.5)%           1.3%
Denver                2.8%        2.8%            2.8%            2.9%         1.1%       (6.5)%           5.4%            0.5%
New York              8.0%       (7.3)%          14.9%            4.3%         3.1%       (0.6)%           4.8%            2.4%
Orlando               5.2%       (6.0)%          13.7%           (1.9)%        4.8%       (1.2)%           9.7%           (0.3)%
                 --------    --------        --------        --------     --------    --------        --------        --------
 Total                3.8%        3.7%(2)         4.0%(2)         0.7%         2.2%        3.2%(3)         1.6%(3)         0.5%
                 ========    ========        ========        ========     ========    ========        ========        ========

(1) See Table 2 on page 27 for a reconciliation of these components of same store net operating income and Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income.

(2) Excluding the impact of straight-lining long-term ground lease expense of approximately $142 in Atlanta, GA and $168 in Washington, D.C. for the three months ended September 30, 2005, expenses and NOI would have (decreased) increased (0.5)% and 2.8% for Atlanta, GA and 4.9% and 5.5% for Washington, D.C., respectively. Excluding the impact of straight-lining long-term ground lease expense of approximately $310 for the three months ended September 30, 2005, aggregate expenses would have increased 2.4% and NOI would have increased 4.8% between periods. See Table 2 on page 27 for a reconciliation of these components of same store net operating income.

(3) Excluding the impact of straight-lining long-term ground lease expense of approximately $429 in Atlanta, GA and $512 in Washington, D.C. for the nine months ended September 30, 2005, expenses and NOI would have increased 0.2% and 0.7% for Atlanta, GA and 4.9% and 5.2% for Washington, D.C., respectively. Excluding the impact of straight-lining long-term ground lease expense of approximately $941 for the nine months ended September 30, 2005, aggregate expenses would have increased 1.9% and NOI would have increased 2.5% between periods. See Table 2 on page 27 for a reconciliation of these components of same store net operating income.

SAME STORE OCCUPANCY BY MARKET

                                                              AVERAGE ECONOMIC             AVERAGE ECONOMIC
                                                                OCCUPANCY (1)                 OCCUPANCY (1)
                                       % OF NOI          -------------------------     -------------------------
                                   ------------------        THREE MONTHS ENDED            NINE MONTHS ENDED           PHYSICAL
                                   THREE MONTHS ENDED           SEPTEMBER 30,                 SEPTEMBER 30,            OCCUPANCY
                      APARTMENT       SEPTEMBER 30,      -------------------------     -------------------------    AT SEPTEMBER 30,
    MARKET              UNITS             2005              2005           2004           2005           2004           2005(2)
---------------       ----------   ------------------    ----------     ----------     ----------     ----------    ----------------

Atlanta                    9,668             46.2%             94.0%          94.3%          93.1%          93.6%           94.6%
Dallas                     3,939             16.7%             94.5%          93.2%          93.7%          92.5%           93.8%
Tampa                      2,089             11.2%             97.7%          96.4%          97.1%          94.9%           96.5%
Washington, DC             1,204              9.7%             97.8%          98.1%          98.0%          97.6%           95.3%
Charlotte                  1,065              5.7%             98.1%          95.8%          95.7%          95.4%           95.5%
Houston                      980              3.2%             93.4%          88.2%          90.0%          88.7%           96.3%
Denver                       696              3.4%             93.6%          90.7%          91.0%          90.5%           94.0%
New York                     138              2.5%             98.7%          94.4%          96.4%          94.0%           96.4%
Orlando                      245              1.4%             97.2%          99.1%          98.0%          98.3%           95.1%
                      ----------       ----------        ----------     ----------     ----------     ----------      ----------
Total                     20,024            100.0%             95.1%          94.4%          94.1%          93.6%           94.8%
                      ==========       ==========        ==========     ==========     ==========     ==========      ==========

(1) Average economic occupancy is defined as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts would have been 94.6% and 93.8% for the three months ended September 30, 2005 and 2004, respectively, and 93.5% and 93.2% for the nine months ended September 20, 2005 and 2004, respectively. For the three months ended September 30, 2005 and 2004, net concessions were $236 and $243, respectively, and employee discounts were $108 and $111, respectively. For the nine months ended September 30, 2005 and 2004, net concessions were $848 and $442, respectively, and employee discounts were $325 and $341, respectively.

(2) Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                 9

SAME STORE SEQUENTIAL COMPARISON

                                                       THREE MONTHS ENDED       THREE MONTHS ENDED
                                                       SEPTEMBER 30, 2005          JUNE 30, 2005         % CHANGE
                                                       ------------------       ------------------       ---------
Rental and other revenues .....................        $           65,255       $           63,515            2.7%
Property operating and maintenance expenses
  (excluding depreciation and amortization) ...                    25,557                   24,727            3.4%
                                                       ------------------       ------------------
Same store net operating income (1) ...........        $           39,698       $           38,788            2.3%
                                                       ==================       ==================
Average economic occupancy ....................                      95.1%                    93.7%           1.4%
                                                       ==================       ==================
Average monthly rental rate per unit ..........        $            1,059       $            1,051            0.8%
                                                       ==================       ==================

(1) See Table 2 on page 27 for a reconciliation of these components of same store net operating income and Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income (loss).

--------------------------------------------------------------------------------
SEQUENTIAL SAME STORE OPERATING RESULTS BY MARKET --
COMPARISON OF THIRD QUARTER OF 2005 TO SECOND QUARTER 2005
(Increase (decrease) between periods)

                                                                          AVERAGE
                                                                         ECONOMIC
MARKET                REVENUES (1)     EXPENSES (1)       NOI (1)        OCCUPANCY
------------------- ----------------  --------------  --------------   --------------
Atlanta                   1.7%              0.6%            2.4%             1.2%
Dallas                    3.4%              4.3%            2.7%             0.9%
Tampa                     3.1%              2.5%            3.5%             1.5%
Washington, DC            1.4%             (5.2)%           5.2%            (0.6)%
Charlotte                 3.2%              9.4%            0.3%             1.6%
Houston                   7.3%             27.7%          (14.2)%            6.4%
Denver                    6.3%              9.2%            4.8%             4.4%
New York                  4.7%              0.3%            6.4%             1.6%
Orlando                   4.6%             (2.7)%           9.8%            (2.4)%

                    ----------------  --------------  --------------   --------------
 Total                    2.7%              3.4%            2.3%             1.4%
                    ================  ==============  ==============   ==============

(1) See Table 2 on page 27 for a reconciliation of these components of same store net operating income and Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income.


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                10

                              POST PROPERTIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                  (In thousands, except per share or unit data)


                                                                                     SEPTEMBER 30,    DECEMBER 31,
                                                                                        2005              2004
                                                                                    ---------------  ---------------
                                                                                      (UNAUDITED)
ASSETS .........................................................................
  Real estate assets
    Land .......................................................................    $       270,166  $       266,520
    Building and improvements ..................................................          1,825,584        1,887,514
    Furniture, fixtures and equipment ..........................................            210,179          214,954
    Construction in progress ...................................................             38,550           19,527
    Land held for future development ...........................................             56,512           18,910
                                                                                    ---------------  ---------------
                                                                                          2,400,991        2,407,425
    Less: accumulated depreciation .............................................           (508,386)        (498,367)
    Assets held for sale, net of accumulated depreciation of $0 and
      $26,332 at September 30, 2005 and December 31, 2004, respectively (1) ....              9,221           68,661
                                                                                    ---------------  ---------------
      Total real estate assets .................................................          1,901,826        1,977,719
  Investments in and advances to unconsolidated real estate entities ...........             31,047           21,320
  Cash and cash equivalents ....................................................              3,335              123
  Restricted cash ..............................................................              4,277            1,844
  Deferred charges, net ........................................................             11,572           15,574
  Other assets .................................................................             33,215           37,262
                                                                                    ---------------  ---------------
      Total assets .............................................................    $     1,985,272  $     2,053,842
                                                                                    ===============  ===============
LIABILITIES AND SHAREHOLDERS' EQUITY
  Notes payable, including $0 and $34,060 of debt secured by assets held for
    sale at September 30, 2005 and December 31, 2004, respectively .............    $       957,985  $     1,129,478
  Accrued interest payable .....................................................             11,780            7,677
  Dividend and distribution payable ............................................             19,190           19,203
  Accounts payable and accrued expenses ........................................             69,184           58,837
  Security deposits and prepaid rents ..........................................              9,701            7,236
                                                                                    ---------------  ---------------
    Total liabilities ..........................................................          1,067,840        1,222,431
                                                                                    ---------------  ---------------

  Minority interest of common unitholders in Operating Partnership .............             36,080           43,341
                                                                                    ---------------  ---------------

  Shareholders' equity
    Preferred stock, $.01 par value, 20,000 authorized:
      8 1/2 % Series A Cumulative Redeemable Shares, liquidation preference
        $50 per share, 900 shares issued and outstanding .......................                  9                9
      7 5/8 % Series B Cumulative Redeemable Shares, liquidation preference
        $25 per share, 2,000 shares issued and outstanding .....................                 20               20
Common stock, $.01 par value, 100,000 authorized:
  40,831 and 40,164 shares issued, 40,780 and 40,164 shares outstanding
  at September 30, 2005 and December 31, 2004, respectively ....................                408              401
Additional paid-in capital .....................................................            791,101          775,221
Accumulated earnings ...........................................................            101,265           25,075
Accumulated other comprehensive income (loss) ..................................             (4,160)          (8,668)
Deferred compensation ..........................................................             (3,876)          (3,988)
                                                                                    ---------------  ---------------
                                                                                            884,767          788,070
Less common stock in treasury, at cost, 92 and 0 shares
  at September 30, 2005 and December 31, 2004, respectively ....................             (3,415)              --
                                                                                    ---------------  ---------------
Total shareholders' equity .....................................................            881,352          788,070
                                                                                    ---------------  ---------------
Total liabilities and shareholders' equity .....................................    $     1,985,272  $     2,053,842
                                                                                    ===============  ===============


(1) One community, originally containing 127 units, included in assets held for sale at September 30, 2005 is being converted to condominiums through the Company's taxable REIT subsidiaries.


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                11

                              POST PROPERTIES, INC.
                            CONSOLIDATED DEBT SUMMARY
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

--------------------------------------------------------------------------------
SUMMARY OF OUTSTANDING DEBT AT SEPTEMBER 30, 2005

                                                                                     WEIGHTED AVERAGE RATE (1)
                                                                                  THREE MONTHS ENDED SEPTEMBER 30,
                                                                  PERCENTAGE      --------------------------------
TYPE OF INDEBTEDNESS                             BALANCE           OF TOTAL            2005             2004
------------------------------------------     ------------     -------------     -------------      -------------
Unsecured fixed rate senior notes ........     $    485,000             50.63%             6.51%              7.44%
Secured tax exempt variable rate notes (2)           28,495              2.97%             3.05%              1.85%
Secured conventional fixed rate notes ....          366,896             38.30%             6.25%              6.52%
Lines of credit ..........................           77,594              8.10%             4.02%              2.35%
                                               ------------     -------------     -------------      -------------
                                               $    957,985            100.00%             6.11%              6.42%
                                               ============     =============     =============      =============

                                                                 PERCENTAGE
                                                 BALANCE        OF TOTAL DEBT
                                               ------------     -------------
Total fixed rate debt ....................     $    851,896            88.93%
Total variable rate debt .................          106,089            11.07%
                                               ------------     -------------
  Total debt .............................     $    957,985           100.00%
                                               ============     =============


--------------------------------------------------------------------------------
DEBT MATURITIES

                                                                  WEIGHTED AVERAGE RATE
AGGREGATE DEBT MATURITIES BY YEAR                 AMOUNT          ON DEBT MATURITIES (1)
------------------------------------------     ------------       ----------------------
Remainder of 2005 ........................     $      1,155                6.28%
2006 .....................................           81,269                6.93%
2007 .....................................          235,787(3)             5.64%
2008 .....................................            4,557                6.22%
2009 .....................................           75,901                5.50%
2010 and thereafter ......................          559,316                6.27%
                                               ------------
                                               $    957,985
                                               ============


--------------------------------------------------------------------------------
DEBT STATISTICS

                                                                                NINE MONTHS ENDED
                                                                                  SEPTEMBER 30,
                                                                      ---------------------------------------
                                                                            2005                 2004
                                                                      ------------------   ------------------
Interest coverage ratio (4)(5)...................................             2.3x                 2.1x
Fixed charge coverage ratio (4)(6)...............................             2.0x                 1.8x

Total debt as a % of undepreciated real estate assets (adjusted
  for joint venture partner's share of debt) (7).................            39.7%                44.4%
Total debt and preferred equity as % of undepreciated real
  estate assets (adjusted for joint venture partner's share of
  debt) (7)  ....................................................            43.6%                48.1%


(1) Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates for the three months ended September 30, 2004 are based on the debt outstanding for that period.

(2) The Company has an interest rate cap arrangement that limits the Company's exposure to increases in the base rate to 5.00 percent.

(3) Includes outstanding balances on line of credit of $77,594 maturing in 2007.

(4)  Calculated for the nine months ended September 30, 2005 and 2004.

(5) Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company's share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company's share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 30.

(6) Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company's share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company's share of interest expense from unconsolidated entities. The calculation of the fixed coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 30.

(7)  A computation of the debt ratios is included in Table 5 on page 31.


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                12

                              POST PROPERTIES, INC.
                        CONSOLIDATED DEBT SUMMARY (CONT.)
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)


--------------------------------------------------------------------------------
FINANCIAL DEBT COVENANTS - SENIOR UNSECURED PUBLIC NOTES

                                                                                        AS OF
                      COVENANT REQUIREMENT (1)                                   SEPTEMBER 30, 2005
----------------------------------------------------------------------          ----------------------
Consolidated Debt to Total Assets cannot exceed 60% .................                      39%
Secured Debt to Total Assets cannot exceed 40% ......................                      16%
Total Unencumbered Assets to Unsecured Debt must be
  at least 1.50/1 ...................................................                    3.29x
Consolidated Income Available for Debt Service Charge
  must be at least 1.50/1 ...........................................                    2.33x

(1) A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.


RATIO OF CONSOLIDATED DEBT TO TOTAL ASSETS
--------------------------------------------------------------------------------
                                                                   AS OF
                                                             SEPTEMBER 30, 2005
                                                            --------------------
Consolidated debt, per balance sheet (A) ..............     $           957,985
                                                            ===================
Total assets, as defined (B) (Table A) ................     $         2,482,086
                                                            ===================
Computed ratio (A/B) ..................................                      39%
                                                            ===================
Required ratio (cannot exceed) ........................                      60%
                                                            ===================

RATIO OF SECURED DEBT TO TOTAL ASSETS
--------------------------------------------------------------------------------

Secured conventional fixed rate notes .................     $           366,896
Secured tax exempt variable rate notes ................                  28,495
                                                            -------------------
    Total secured debt (C) ............................     $           395,391
                                                            ===================
 Computed ratio (C/B) .................................                      16%
                                                            ===================
 Required ratio (cannot exceed) .......................                      40%
                                                            ===================

RATIO OF TOTAL UNENCUMBERED ASSETS TO UNSECURED DEBT
--------------------------------------------------------------------------------

Consolidated debt, per balance sheet (A) ..............     $           957,985
Total secured debt (C) ................................                (395,391)
                                                            -------------------
    Total unsecured debt (D) ..........................     $           562,594
                                                            ===================
 Total unencumbered assets, as defined (E) (Table A) ..     $         1,850,866
                                                            ===================
 Computed ratio (E/D) .................................                    3.29x
                                                            ===================
 Required minimum ratio ...............................                    1.50x
                                                            ===================

RATIO OF CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE TO ANNUAL DEBT
  SERVICE CHARGE
--------------------------------------------------------------------------------

Consolidated Income Available for Debt Service, as
 defined (F) (Table B) ................................     $           150,008
                                                            ===================
Annual Debt Service Charge, as defined (G) (Table B) ..     $            64,477
                                                            ===================
Computed ratio (F/G) (2) ..............................                    2.33x
                                                            ===================
Required minimum ratio ................................                    1.50x
                                                            ===================


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                13

                              POST PROPERTIES, INC.
                        CONSOLIDATED DEBT SUMMARY (CONT.)
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

TABLE A

CALCULATION OF TOTAL ASSETS AND TOTAL UNENCUMBERED ASSETS FOR PUBLIC
  DEBT COVENANT COMPUTATIONS
-----------------------------------------------------------------------------------------------
                                                                                   AS OF
                                                                            SEPTEMBER 30, 2005
                                                                           --------------------
Total real estate assets .............................................     $          1,901,826

Add:
  Investments in unconsolidated real estate entities .................                   31,047
  Accumulated depreciation ..........................................                   508,386
  Other tangible assets (cash, restricted cash,
     other assets, exclusive of receivables) .........................                   40,827
                                                                           --------------------

Total assets for public debt covenant computations ...................                2,482,086
Less:
   Encumbered real estate assets .....................................                  631,220
                                                                           --------------------
Total unencumbered assets for public debt covenant computations ......     $          1,850,866
                                                                           ====================


TABLE B

CALCULATION OF CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE AND
  ANNUAL DEBT SERVICE CHARGE FOR PUBLIC DEBT COVENANT COMPUTATIONS(1)
-----------------------------------------------------------------------------------------------
                                                                               NINE MONTHS ENDED
CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE                                SEPTEMBER 30, 2005
----------------------------------------------------------------------     --------------------
Net income ...........................................................     $            136,362
Add:
   Minority interests ................................................                    7,588
   Provision for income taxes ........................................                      653
                                                                           --------------------
Income before minority interest and provision for income taxes .......                  144,603

Add:
   Depreciation ......................................................                   57,896
   Depreciation (company share) of assets held in unconsolidated
    entities .........................................................                      745
   Amortization of deferred financing costs ..........................                    3,707
   Interest expense ..................................................                   45,340
   Interest expense (company share) of assets held in unconsolidated
    entities .........................................................                      895
   Interest expense of discontinued operations .......................                    2,123
   Loss on early extinguishment of indebtedness associated with
    property sales ...................................................                    3,220
Less:
   Gains on sales of real estate assets -- discontinued operations ...                 (140,311)
   Gains on sales of real estate assets -- unconsolidated entities ...                     (445)
   Gain on sale of technology investment .............................                   (5,267)
                                                                           --------------------

Consolidated income available for debt service .......................     $            112,506
                                                                           ====================
Consolidated income available for debt service (annualized) ..........     $            150,008
                                                                           ====================

ANNUAL DEBT SERVICE CHARGE
-----------------------------------------------------------------------------------------------

Consolidated interest expense ........................................     $             45,340
Interest expense (company share) of assets held in unconsolidated
entities .............................................................                      895
Interest expense of discontinued operations ..........................                    2,123
                                                                           --------------------
                                                                           $             48,358
                                                                           ====================
Annual debt service charge (interest expense annualized) .............     $             64,477
                                                                           ====================


(1) The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2005 results for comparison and presentation purposes. The computations using annual trailing financial data also reflect compliance with the debt covenants.


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                14

                              POST PROPERTIES, INC.
                    SUMMARY OF COMMUNITIES UNDER CONSTRUCTION


                                                                                                                      ESTIMATED
                                                            ESTIMATED       AMOUNT SPENT   QUARTER OF   QUARTER OF    QUARTER OF
                                                NUMBER    CONSTRUCTION         AS OF      CONSTRUCTION  FIRST UNITS   STABILIZED
              METROPOLITAN AREA                OF UNITS       COST           09/30/2005       START      AVAILABLE   OCCUPANCY (1)
------------------------------------------     --------  ---------------  --------------  ------------  -----------  -------------
CONSTRUCTION/LEASE-UP                                    ($ IN MILLIONS)  ($ IN MILLIONS)
  COMMUNITIES
WASHINGTON D.C.
Post Carlyle(TM) -- Apartment and
  Condominiums (2)........................          350  $            98  $           39       4Q 2004      2Q 2006         2Q 2007
                                               --------  ---------------  --------------

   CONSTRUCTION/LEASE-UP COMMUNITIES .....          350  $            98  $           39


WEIGHTED AVERAGE PROJECTED PROPERTY NET
 OPERATING INCOME AS A % OF TOTAL ESTIMATED
 CONSTRUCTION COST -- APARTMENTS (3)                         6.75% - 7.0%
                                                         ---------------


(1) The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

(2) The condominium component of the project, consisting of 145 units, is being developed in a majority owned joint venture with a Washington D.C. based developer. As of October 25, 2005, the Company has 71 units under contract for sale upon completion and delivery of the units. The first condominium units at this project are expected to be delivered in late 2006. There can be no assurance that condominium units under contract will close.

(3) The calculation represents the aggregate projected unlevered property net operating income to be earned by the apartment component of the community in its first year of stabilized operations (after deducting a 3% management fee and a $300 per unit capital reserve) divided by aggregate estimated construction costs of the apartment community. The Company uses property net operating income as a management tool to measure the operating performance of its apartment communities.


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                15

                              POST PROPERTIES, INC.
                   SUMMARY OF CONDOMINIUM CONVERSION PROJECTS
                             (Dollars in thousands)


                                                                                        AVERAGE
                                         YEAR                SALE           TOTAL        UNIT        PROJECT TRANSFER
    PROJECT         LOCATION          COMPLETED           START DATE        UNITS     SQ. FT. (1)       PRICE (2)
----------------  ------------        ---------           ----------     ----------   -----------    ----------------
588(TM)             Dallas, TX            2000              Q1 2005             127         1,470    $         20,274
Hyde Park Walk(TM)  Tampa, FL             1997              Q2 2005             134           890              16,755
The Peachtree
Residences(TM) (4)  Atlanta, GA           2001              Q2 2005             121         1,340              30,190
                                                                         ----------                  ----------------
                                                                                382                  $         67,219
                                                                         ==========                  ================


                               UNITS (3)
                    ----------------------------------
                                       AVAILABLE               THREE MONTHS ENDED                      NINE MONTHS ENDED
                                        FOR SALE               SEPTEMBER 30, 2005                     SEPTEMBER 30, 2005
                                   -------------------  ------------------------------------  -----------------------------------
                                                                  GROSS          FFO          GROSS                   FFO
                            UNITS   UNDER                UNITS    SALES      INCREMENTAL      UNITS    SALES      INCREMENTAL
PROJECT             TOTAL  CLOSED  CONTRACT  AVAILABLE  CLOSED    PRICE   GAIN ON SALE(5)(6)  CLOSED   PRICE   GAIN ON SALE(5)(6)
                    -----  ------  --------  ---------  ------   -------  ------------------  ------  -------  ------------------
588(TM)               127      88        14         25      29   $ 9,239  $        1,121          82  $20,679  $      2,303
Hyde Park Walk(TM)    134     134        --         --       6     2,672             646         134   29,338         6,177
The Peachtree
Residences(TM) (4)    121      31        17         73      13     4,759             258          25    9,181           291
                    -----  ------  --------  ---------  ------   -------  --------------      ------  -------  ------------
                      382     253        31         98      48   $16,670  $        2,025         241  $59,198  $      8,771
                    =====  ======  ========  =========  ======   =======  ==============      ======  =======  ============


(1) Average square footage information is based on approximate amounts and individual unit sizes may vary.

(2) Transfer price for purposes of computing incremental gains on condominium sales included in FFO reflects the greater of (1) the estimated fair value on the date the project was acquired by the Company's taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time.

(3) Unit status is as of October 25, 2005. There can be no assurance that condominium units under contract will close.

(4) The Peachtree Residences(TM) is owned in an unconsolidated entity, where the Company's equity ownership is 35%. Amounts shown, except for incremental gains on condominium sales included in FFO, represents gross amounts at the unconsolidated entity level.

(5) The Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the "transfer price" as described in Note 2 above.

(6) Excludes the impact of income tax expense attributable to gains on condominium sales of $270 and $653 for the three and nine months ended September 30, 2005, respectively.


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                16

                              POST PROPERTIES, INC.
                  COMMUNITY ACQUISITION AND DISPOSITION SUMMARY

                                                                                     GROSS AMOUNT                    GROSS
PROPERTY NAME/PERIOD                   LOCATION              YEAR BUILT                PER UNIT                      AMOUNT
------------------------------    --------------------     ----------------    -------------------------    -------------------
ACQUISITIONS

Q1 2004
None


Q2 2004
Post Tysons Corner(TM)              Washington, D.C.           1990            $                 171,972    $        85,814,000

Q3 2004
None

Q4 2004
None
                                                                                                            -------------------
  2004 YTD Total                                                                                            $        85,814,000
                                                                                                            ===================

Weighted Average Cap Rate --
   Acquisitions - 2004                                                                                                       5.5%(1)
                                                                                                             ===================



Q1 2005
None

Q2 2005
Post Ballantyne                      Charlotte, NC             2004            $                 116,771    $        37,250,000

Q3 2005
None
                                                                                                            -------------------
  2005 YTD Total                                                                                            $        37,250,000
                                                                                                            ===================


Weighted Average Cap Rate --
   Acquisitions -- 2005                                                                                                     5.6%(2)
                                                                                                            ===================


DISPOSITIONS

Q1 2004
Post Townlake(R)                      Dallas, TX             1986-1987         $                  56,212    $        22,372,000(3)

Q2 2004
Post Windhaven(TM)                    Dallas, TX               1991            $                  52,743
Post Mill(R) (5)                      Atlanta, GA            1985-1986
Post Canyon(R) (5)                    Atlanta, GA              1986
Post Chase(R) (5)                     Atlanta, GA              1987
Post Court(R) (5)                     Atlanta, GA              1988
Post Lane(R) (5)                      Atlanta, GA              1988
Post Lake(R) (5)                      Orlando, FL              1988            $                  65,409(5) $       221,750,000

Q3 2004
None

Q4 2004
None
                                                                                                            -------------------
  2004 YTD Total                                                                                            $       244,122,000
                                                                                                           ===================

Weighted Average Cap Rate --
   Dispositions -- 2004                                                                                                     6.6%(4)
                                                                                                            ===================

Q1 2005
None

Q2 2005
Post American Beauty Mill(TM)         Dallas, TX               1998            $                  63,125
Post Bennie Dillon(TM)               Nashville, TN             1999            $                 119,767
Post Corners(R)                       Atlanta, GA              1986            $                  63,696
Post Walk(R)                          Atlanta, GA            1984-1987         $                  88,445
Post White Rock(R)                    Dallas, TX               1988            $                  59,420    $        99,050,000

Q3 2005
Post Village(R)                       Atlanta, GA            1983-1988         $                  76,237    $       132,500,000
  2005 YTD Total

                                                                                                            -------------------
                                                                                                            $       231,550,000
                                                                                                            ===================

Weighted Average Cap Rate --
   Dispositions -- 2005                                                                                                     5.9%(4)
                                                                                                            ===================


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                17

(1) Based on projected first twelve-month net operating income after adjustment for management fee (3.0)% and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $2 million to improve the community for total capitalized costs of approximately $88 million.

(2) Based on projected first twelve-month net operating income after adjustment for management fee (3.0)% and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $2 million relating to closing costs, reimbursement of a fee to terminate a loan commitment that a seller had previously entered into in connection with the community and other amounts it plans to spend to improve the community for total capitalized costs of approximately $39.3 million.

(3) Excludes approximately $2.1 million in gross proceeds from the sale of land in Dallas, TX and Tampa, FL.

(4) Based on trailing twelve-month net operating income after adjustments for management fee (3.0)% and capital reserves ($300/unit).

(5)  The gross average amount per unit for these properties is $65,409.


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                18

                              POST PROPERTIES, INC.
                            CAPITALIZED COSTS SUMMARY
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development and construction of new apartment communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred all interior and exterior painting of communities.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment communities under development and construction. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community development improvements and other capitalized expenditures for the three and nine months ended September 30, 2005 and 2004 is detailed below.

                                                       THREE MONTHS ENDED        NINE MONTHS ENDED
                                                          SEPTEMBER 30,            SEPTEMBER 30,
                                                      ---------------------     ---------------------
                                                        2005         2004         2005         2004
                                                      --------     --------     --------     --------
DEVELOPMENT AND ACQUISITION EXPENDITURES ........     $ 11,477     $ 37,249     $104,874     $ 37,542
NON-RECURRING CAPITAL EXPENDITURES
 Revenue generating additions and improvements (1)          --           --           --           26
 Other community additions and improvements (2) ..         607        1,058        2,636        3,604
RECURRING CAPITAL EXPENDITURES
 Carpet replacements and other community additions
  and improvements (3) ..........................        2,350        2,420        7,172        7,613
 Corporate additions and improvements ...........          177          265        1,155          553
                                                      --------     --------     --------     --------
                                                      $ 14,611     $ 40,992     $115,837     $ 49,338
                                                      ========     ========     ========     ========
OTHER DATA
 Capitalized interest ...........................     $    770     $    287     $  1,553     $    787
                                                      ========     ========     ========     ========
 Capitalized development costs and fees (4) .....     $    316     $    249     $    882     $    748
                                                      ========     ========     ========     ========


(1) Represents expenditures for major renovations of communities, water sub-metering equipment and other unit upgrade costs that enhance the rental value of such units.

(2) Represents property improvement expenditures that generally occur less frequently than on an annual basis.

(3) Represents property improvement expenditures of a type that are expected to be incurred on an annual basis.

(4) Reflects personnel and associated costs capitalized to construction and development activities.


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                19

                              POST PROPERTIES, INC.
               INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

The Company holds investments in three individual limited liability companies (the "Property LLCs") with an institutional investor. Two of the Property LLCs own single apartment communities. The third Property LLC is converting its apartment community, containing 121 units, into for-sale condominiums. The Company holds a 35% equity interest in the Property LLCs.

The Company accounts for its investments in these Property LLCs using the equity method of accounting. The excess of the Company's investment over its equity in the underlying net assets of the Property LLCs was approximately $6,266 at September 30, 2005. The excess investment related to Property LLCs holding apartment communities is being amortized as a reduction to earnings on a straight-line basis over the lives of the related assets. The excess investment of approximately $742 at September 30, 2005 related to the Property LLC holding the condominium conversion community will be recognized as additional cost of sales as the underlying condominiums are sold. The Company provides real estate services (development, construction and property management) to the Property LLCs for which it earns fees.

The operating results of the Company include its proportionate share of net income (loss) from the investments in the Property LLCs. A summary of financial information for the Property LLCs in the aggregate was as follows:

                                                                           SEPTEMBER 30,     DECEMBER 31,
Balance Sheet Data                                                              2005             2004
-------------------------------------------------------                    -------------     ------------
Real estate assets, net of accumulated depreciation of
  $7,708 and $9,712, respectively .....................                    $      96,613     $    124,072
Assets held for sale, net (1) .........................                           21,205               --
Cash and other ........................................                            1,686            2,797
                                                                            ------------     ------------
Total assets ..........................................                    $     119,504     $    126,869
                                                                            ============     ============
Mortgage notes payable ................................                    $      66,999     $     83,468
Mortgage notes payable to Company .....................                           10,275               --
Other liabilities .....................................                              830            1,296
                                                                            ------------     ------------
Total liabilities .....................................                           78,104           84,764
Members' equity  ......................................                           41,400           42,105
                                                                            ------------     ------------
Total liabilities and members' equity .................                    $     119,504     $    126,869
                                                                            ============     ============
Company's equity investment ...........................                    $      20,772     $     21,320
                                                                            ============     ============

(1) Includes one community, originally containing 121 units, being converted into condominiums through a taxable REIT subsidiary.

                                                                   THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                      SEPTEMBER 30,                     SEPTEMBER 30,
                                                              -----------------------------     ------------------------------
Income Statement Data                                             2005             2004             2005              2004
-------------------------------------------------------       ------------     ------------     ------------      ------------
Revenue
   Rental .............................................       $      2,720     $      2,690     $      8,081      $      7,868
   Other property revenues ............................                230              213              645               600
                                                              ------------     ------------     ------------      ------------
   Total revenues .....................................              2,950            2,903            8,726             8,468
                                                              ------------     ------------     ------------      ------------
Expenses
   Property operating and maintenance .................                877              806            2,676             2,643
   Depreciation and amortization ......................                656              650            1,964             1,927
   Interest ...........................................                688              688            2,064             1,970
                                                              ------------     ------------     ------------      ------------
   Total expenses .....................................              2,221            2,144            6,704             6,540
                                                              ------------     ------------     ------------      ------------
Income from continuing operations .....................                729              759            2,022             1,928
                                                              ------------     ------------     ------------      ------------
Discontinued Operations
   Loss from discontinued operations ..................                (23)             (75)            (119)             (239)
   Gains on sales of real estate assets ...............                994               --            1,849                --
   Loss on early extinguishment of debt ...............                 --               --             (273)               --
                                                              ------------     ------------     ------------      ------------
Income (loss) from discontinued operations ............                971              (75)           1,457              (239)
                                                              ------------     ------------     ------------      ------------
Net income ............................................       $      1,700     $        684     $      3,479      $      1,689
                                                              ============     ============     ============      ============
Company's share of net income .........................       $        593     $        420     $      1,294      $        843
                                                              ============     ============     ============      ============


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                20

For the three and nine months ended September 30, 2005, gains on sales of real estate assets represents net gains of $994 and $1,849, respectively, from condominium sales at the condominium conversion community held by one of the Property LLCs. A summary of revenues and costs and expenses of condominium activities for the three and nine months ended September 30, 2005 was as follows:

                                   THREE MONTHS       NINE MONTHS
                                      ENDED               ENDED
                                   SEPTEMBER 30,      SEPTEMBER 30,
                                       2005               2005
                                   -------------      -------------
Condominium revenues, net ....     $       4,383      $       8,566
Condominium costs and expenses            (3,389)            (6,717)
                                   -------------      -------------
Gains on condominium sales ...     $         994      $       1,849
                                   =============      =============


At September 30, 2005, mortgage notes payable include a $49,999 mortgage note that bears interest at 4.13%, requires monthly interest payments and annual principal payments of $1 through 2009. Thereafter, the note requires monthly principal and interest payments based on a 25-year amortization schedule and matures in April 2034. The note is callable by the lender in May 2009 and on each successive fifth year anniversary of the note thereafter. The note is prepayable without penalty in May 2008. The additional mortgage note payable totaling $17,000 bears interest at a rate of 4.04% and matures in 2008.

In March 2005, one of the Property LLCs elected to convert its apartment community into for-sale condominiums. As a result of its decision to sell the community through the condominium conversion process, the Property LLC prepaid its third party mortgage note payable of $16,392 through secured borrowings from the Company. The Property LLC incurred debt prepayment costs and expenses associated with the write-off of unamortized deferred financing costs totaling $273 in March 2005. The mortgage note payable to the Company has a fixed rate component ($16,392) bearing interest at 4.28% and a variable rate component bearing interest at LIBOR at 1.90%. This note is repayable from the proceeds of condominium sales and matures in February 2008.


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                21

                              POST PROPERTIES, INC.
                    NET ASSET VALUE SUPPLEMENTAL INFORMATION
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income, which is a supplemental non-GAAP financial measure that the Company makes internally to calculate Net Asset Value ("NAV"). In addition, the Company believes that investors and analysts use similar measures in estimating the Company's NAV. These measures, as adjusted, are supplemental non-GAAP financial measures. With the exception of Net Operating Income, the most comparable GAAP measure for each of the non-GAAP measures presented below in the "As Adjusted" column is the corresponding number presented in the first column listed below. In the information below, the Company presents Net Operating Income for the quarter ended September 30, 2005 for properties stabilized by the beginning of the quarter ended September 30, 2005 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by the beginning of the quarter ended September 30, 2005 are presented at full undepreciated cost. Other tangible assets are also presented, as well as total liabilities and the liquidation value of preferred shares. The Company believes it is important to provide these measures to allow investors to easily develop their own calculations of NAV. The Company also believes that internal and external NAV estimates are a useful benchmark of the value of the Company's assets over time and provide a useful measure for analyzing the Company's trading price on the New York Stock Exchange.

FINANCIAL DATA
(In thousands)

                                                            THREE MONTHS ENDED                                    AS
INCOME STATEMENT DATA                                       SEPTEMBER 30, 2005       ADJUSTMENTS               ADJUSTED
-------------------------------------------------------     ------------------     ---------------         ---------------
Rental revenues .......................................     $        71,242        $      (1,410)(1)     $        69,832
Other property revenues ...............................               4,765                  (36)(1)               4,729
                                                            ---------------      ---------------         ---------------
     Total rental and other revenues (A) ..............              76,007               (1,446)                 74,561
Property operating & maintenance expenses
   (excluding depreciation and amortization) (B) ......              34,074               (5,792)(1)              28,282
                                                            ---------------      ---------------         ---------------
Property net operating income (Table 1) (A-B) .........     $        41,933        $       4,346         $        46,279
                                                            ===============      ===============         ===============

Apartment units represented ...........................              21,791                 (559)(2)              21,232

                                                                  AS OF                                          AS
OTHER ASSET DATA                                            SEPTEMBER 30, 2005       ADJUSTMENTS              ADJUSTED
-------------------------------------------------------     ------------------     ---------------         ---------------

Cash & equivalents ....................................     $         3,335      $            --         $         3,335
Construction in progress ..............................              38,550                   --                  38,550
Land held for development or sale .....................              56,512                1,540(3)               58,052
Assets held for sale ..................................               9,221                5,882(4)               15,103
Investments in and advances to unconsolidated real
   estate entities (including mortgage loans
   receivable) ........................................              31,047              (20,772)(5)              10,275
Other assets (6) ......................................              37,492                   --                  37,492
Cash and other assets of unconsolidated real estate
   entities ...........................................               1,686               (1,096)(7)                 590
                                                            ---------------      ---------------         ---------------
                                                            $       177,843      $       (14,446)        $       163,397
                                                            ===============      ===============         ===============

OTHER LIABILITY DATA
-------------------------------------------------------
Tax-exempt debt .......................................     $        28,495      $            --         $        28,495
Other notes payable ...................................             929,490                   --                 929,490
Other liabilities (8) .................................             109,855                 (941)(8)             108,914
Total liabilities of unconsolidated
   real estate entities (9) ...........................              78,104              (50,768)(9)              27,336
                                                            ---------------      ---------------         ---------------
                                                            $     1,145,944      $       (51,709)        $     1,094,235
                                                            ===============      ===============         ===============


OTHER DATA
-------------------------------------------------------
Liquidation value of preferred shares .................     $        95,000     $            --     $        95,000

Common shares outstanding .............................              40,780                  --              40,780
Common units outstanding ..............................               1,865                  --               1,865


(1) The adjustments include additions for the Company's 35% share of rental revenues ($952) and other property revenues ($80) and property operating and maintenance expenses (excluding depreciation and amortization) ($307) from Post Biltmore and Post Massachusetts Avenue (properties accounted for on the equity method of accounting). In addition, the adjustments reflect a reduction of rental revenues ($2,362) and other revenues ($116) and property operating and maintenance expenses (excluding depreciation and amortization) ($2,152) relating to the Company's corporate apartment business. Lastly, the adjustment to operating and maintenance expenses (excluding depreciation and amortization) also includes a reduction for corporate property management expenses ($3,637) and the impact of straight-lining long-term ground lease expense ($310).

(2) The adjustment reflects a reduction for 205 units currently under construction at Post Carlyle and a reduction for 65% of the 545 units held in Post Biltmore and Post Massachusetts Avenue (two unconsolidated entities) (a 354 unit reduction) to adjust the units held in unconsolidated entities to the Company's 35% share of the units.


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                22

(3) The adjustment reflects land parcels included on the balance sheet as a component of assets held for sale.

(4) The "As Adjusted" amount represents the book value of the Company's wholly-owned condo conversion asset (Post Block 588) and its 35% share of the book value of the unconsolidated condominium conversion asset (Post Peachtree).

(5) The "As of September 30, 2005" amount represents the Company's investment in and advances to unconsolidated entities. The adjustment reflects the Company's equity investments in unconsolidated entities. The "As Adjusted" amount represents a mortgage loan receivable from an unconsolidated entity.

(6) These amounts consist of restricted cash and other assets, per the Company's balance sheet.

(7) The "As of September 30, 2005" amount represents cash and other assets of unconsolidated entities. The adjustment includes a reduction for the venture partners' 65% share of cash and other assets ($1,096) of the Company's projects held in unconsolidated entities. The "As Adjusted" amount represents the Company's 35% share of the cash and other assets of all of the unconsolidated entities.

(8) The "As of September 30, 2005" amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company's balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense.

(9) The "As of September 30, 2005" amount represents total liabilities of unconsolidated entities. The adjustment represents a reduction for the venture partner's 65% share of liabilities of unconsolidated entities. The "As Adjusted" amount represents the Company's 35% share of liabilities of unconsolidated entities.

COMPUTATION OF IMPLIED PORTFOLIO CAPITALIZATION RATE
(In thousands)

                                                                             THREE MONTHS ENDED
CALCULATION OF ADJUSTED PROPERTY NET OPERATING INCOME                        SEPTEMBER 30, 2005
------------------------------------------------------------------------   -----------------------
Total rental and other revenues ......................................     $             74,561(a)
Property operating & maintenance expenses
   (excluding depreciation and amortization) .........................                  (28,282)(a)
                                                                           --------------------
Property net operating income ........................................                   46,279
Adjustments to property net operating income
  Assumed property management fee (calculated at 3% of revenues) .....                   (2,237)
  Assumed property capital expenditure reserve ($300 per unit per year
    based on 21,232 units) ...........................................                   (1,592)
                                                                           --------------------
Property net operating income, adjusted for assumed management fee and
   assumed capital expenditures ......................................     $             42,450
                                                                           ====================
Property net operating income, adjusted for assumed management fee and
   assumed capital expenditures (annualized) (A) .....................     $            169,800
                                                                           ====================

                                                                                   AS OF
CALCULATION OF IMPLIED MARKET VALUE OF COMPANY GROSS ASSETS                 SEPTEMBER 30, 2005
------------------------------------------------------------------------   --------------------
Implied market value of common shares and units ......................     $          1,588,526(b)
Other assets, as adjusted ............................................                 (163,397)(a)
Other liabilities, as adjusted .......................................                1,094,235(a)
Preferred stock, at liquidation value ................................                   95,000(a)
                                                                           --------------------
Implied market value of Company gross assets (B) .....................     $          2,614,364
                                                                           ====================

IMPLIED PORTFOLIO CAPITALIZATION RATE, BASED ON COMPANY'S STOCK PRICE
AS OF SEPTEMBER 30, 2005 (A/B) .......................................                      6.5%
                                                                           ====================


(a) Represents amounts in the "as adjusted" column from the Financial Data table reflected above.

(b)  Calculated as follows:


         Common shares and units outstanding
           at September 30, 2005 ...............               42,645
         Per share market value of common stock
           at September 30, 2005 ...............         $      37.25
                                                         ------------
         Implied market value of common shares
           and units at September 30, 2005 .....         $  1,588,526
                                                         ============


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                23

                              POST PROPERTIES, INC.
               NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

DEFINITIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures, FFO and AFFO excluding certain accounting charges, certain debt statistics and ratios and economic gains (losses) on property sales. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

     FUNDS FROM OPERATIONS - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company's press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company's FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

     Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that "since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves." As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company's results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled "net income (loss) available to common shareholders" is the most directly comparable GAAP measure to FFO.

     ADJUSTED FUNDS FROM OPERATIONS - The Company also uses adjusted funds from operations ("AFFO") as an operating measure. AFFO is defined as FFO less operating capital expenditures and after adjusting for the impact of straight-line, long-term ground lease expense. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT's ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled "net income (loss) available to common shareholders" is the most directly comparable GAAP measure to AFFO.

     PROPERTY NET OPERATING INCOME - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled "net income" is the most directly comparable GAAP measure to NOI. The Company also uses property NOI, excluding the impact of straight-line, long-term ground lease expense, as an operating measure. This measure is particularly useful, in the opinion of the Company, in evaluating the comparative performance of NOI between periods, since the Company began straight-lining ground lease expense in 2005.


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                24

     SAME STORE CAPITAL EXPENDITURES - The Company uses same store recurring and non-recurring capital expenditures as cash flow measures. Same store recurring and non-recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store recurring and non-recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company's other operating segments consisting of communities stabilized in the prior year, lease-up communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company's presentation of same store recurring and non-recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store recurring and non-recurring capital expenditures are the lines on the Company's consolidated statements of cash flows entitled "recurring capital expenditures" and "non-recurring capital expenditures."

     FFO AND AFFO EXCLUDING CERTAIN CHARGES - The Company uses FFO and AFFO excluding certain items and charges, such as preferred stock and unit redemption costs, losses on early extinguishment of debt associated with asset sales, gain on the sale of technology investment and asset impairment charges as operating measures. The Company reports FFO and AFFO excluding certain items and charges as alternative financial measures of core operating performance. The Company believes FFO and AFFO before certain items and charges are informative measures for comparing operating performance between periods and for comparing operating performance to other companies that have not incurred such items and charges. The Company further believes that items and charges of the nature incurred in 2005 and 2004 are not necessarily repetitive in nature and that it is therefore meaningful to compare operating performance using alternative, non-GAAP measures. The Company adjusts FFO and AFFO for losses on early extinguishment of debt associated with asset sales and preferred stock and unit redemption costs, because these items result from financing transactions that are not related to core business performance. The Company further adjusts FFO and AFFO for gains on sales of technology investments and asset impairment charges because these items are not expected to be repetitive over the long-term and it is therefore meaningful to compute operating performance using adjusted, non-GAAP measures. In addition to the foregoing, the Company believes the investment and analyst communities desire to understand the meaningful components of the Company's performance and that these non-GAAP measures assist in providing such supplemental measures. The Company believes that the most directly comparable GAAP financial measures to each of FFO and AFFO, excluding certain items and charges, is the line on the Company's consolidated statements of operations entitled "net income (loss) available to common shareholders."

     DEBT STATISTICS AND DEBT RATIOS - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio;
     (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner's share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner's share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company's debt agreements, including, among others, the Company's senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company's liquidity.

     AVERAGE ECONOMIC OCCUPANCY - The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                25

RECONCILIATIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

TABLE 1
RECONCILIATION OF SAME STORE NET OPERATING INCOME (NOI) TO GAAP NET INCOME (Dollars in thousands)
(Unaudited)

                                                                       THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                            ------------------------------------------   ---------------------------
                                                            SEPTEMBER 30,  SEPTEMBER 30,    JUNE 30,     SEPTEMBER 30, SEPTEMBER 30,
                                                                2005           2004          2005             2005         2004
                                                            -------------  -------------  ------------   ------------- -------------
 Total same store NOI ....................................  $     39,698   $     38,186   $     38,788   $    116,055   $   114,190
 Property NOI from other operating segments ..............         2,235            769          1,299          4,682         2,097
                                                            ------------   ------------   ------------   ------------  ------------
 Consolidated property NOI ...............................        41,933         38,955         40,087        120,737       116,287
 Add (subtract):
    Other revenues .......................................            64            814             61            196           936
    Interest income ......................................           230            246            189            583           639
    Minority interest in consolidated property
     partnerships ........................................            34            106             64            212           538
    Depreciation .........................................       (18,950)       (20,371)       (19,414)       (57,896)      (59,683)
    Interest expense .....................................       (14,455)       (16,316)       (15,206)       (45,340)      (47,678)
    Amortization of deferred financing costs .............          (991)        (1,065)        (1,029)        (3,707)       (3,273)
    General and administrative ...........................        (5,421)        (6,018)        (5,433)       (16,150)      (16,137)
    Development costs and other expenses .................        (1,042)          (284)          (740)        (2,879)       (1,200)
    Equity in income of unconsolidated entities ..........           593            420            553          1,294           843
    Gain on sale of technology investment ................             -              -              -          5,267             -
    Minority interest of preferred unitholders ...........             -           (980)             -              -        (3,780)
    Minority interest of common unitholders ..............           (12)           499            159            188         1,463
                                                            ------------   ------------   ------------   ------------  ------------
    Income (loss) from continuing operations .............         1,983         (3,994)          (709)         2,505       (11,045)
    Income from discontinued operations ..................        71,258          2,201         59,152        133,857       113,772
                                                            ------------   ------------   ------------   ------------  ------------
 Net income (loss) .......................................  $     73,241   $     (1,793)  $     58,443   $    136,362   $   102,727
                                                            ============   ============   ============   ============  ============


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                26

TABLE 2
SAME STORE NET OPERATING INCOME (NOI) SUMMARY BY MARKET
(Dollars in thousands)

                                                         THREE MONTHS ENDED,
                                           -----------------------------------------------  3Q '05 VS.  3Q '05 VS.     3Q '05
                                           SEPTEMBER 30,    SEPTEMBER 30,      JUNE 30,       3Q '04      2Q '05       % SAME
                                                2005             2004            2005        % CHANGE    % CHANGE    STORE NOI
                                           -------------    -------------    -------------  ----------  ----------   ---------
Rental and other revenues
   Atlanta .........................       $      28,987    $      28,532    $      28,501         1.6%        1.7%
   Dallas ..........................              12,029           11,327           11,633         6.2%        3.4%
   Tampa ...........................               7,342            6,911            7,120         6.2%        3.1%
   Washington, DC ..................               5,831            5,536            5,751         5.3%        1.4%
   Charlotte .......................               3,419            3,238            3,313         5.6%        3.2%
   Houston .........................               3,292            3,142            3,067         4.8%        7.3%
   Denver ..........................               2,094            2,037            1,970         2.8%        6.3%
   New York ........................               1,330            1,231            1,270         8.0%        4.7%
   Orlando .........................                 931              885              890         5.2%        4.6%
                                           -------------    -------------    -------------
     Total rental and other revenues              65,255           62,839           63,515         3.8%        2.7%
                                           -------------    -------------    -------------

Property operating and maintenance
  expenses (exclusive of depreciation
  and amortization)
   Atlanta (1) .....................              10,684           10,594           10,625         0.8%        0.6%
   Dallas ..........................               5,411            5,393            5,189         0.3%        4.3%
   Tampa ...........................               2,894            2,788            2,824         3.8%        2.5%
   Washington, DC (1) ..............               1,974            1,721            2,083        14.7%       (5.2)%
   Charlotte .......................               1,141            1,114            1,042         2.4%        9.5%
   Houston .........................               2,013            1,572            1,577        28.1%       27.6%
   Denver ..........................                 729              709              667         2.8%        9.3%
   New York ........................                 353              381              352        (7.3)%       0.3%
   Orlando .........................                 358              381              368        (6.0)%      (2.7)%
                                           -------------    -------------    -------------
     Total (1) .....................              25,557           24,653           24,727         3.7%        3.4%
                                           -------------    -------------    -------------

Net operating income
   Atlanta (1) .....................              18,303           17,938           17,876         2.0%        2.4%       46.2%
   Dallas ..........................               6,618            5,934            6,444        11.5%        2.7%       16.7%
   Tampa ...........................               4,448            4,123            4,296         7.9%        3.5%       11.2%
   Washington, DC (1) ..............               3,857            3,815            3,668         1.1%        5.2%        9.7%
   Charlotte .......................               2,278            2,124            2,271         7.3%        0.3%        5.7%
   Houston .........................               1,279            1,570            1,490       (18.5)%     (14.2)%       3.2%
   Denver ..........................               1,365            1,328            1,303         2.8%        4.8%        3.4%
   New York ........................                 977              850              918        14.9%        6.4%        2.5%
   Orlando .........................                 573              504              522        13.7%        9.8%        1.4%
                                           -------------    -------------    -------------                            --------
     Total same store NOI (1) ......        $     39,698     $     38,186    $      38,788         4.0%        2.3%      100.0%
                                           =============    =============    =============                            ========


See footnotes on page 28.


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                27

                                                 NINE MONTHS ENDED,
                                    ----------------------------------------------
                                      SEPTEMBER 30,    SEPTEMBER 30,    % CHANGE
                                          2005             2004
                                      ------------------------------------------
 Rental and other revenues
    Atlanta ........................  $     85,456     $     84,990        0.5%
    Dallas .........................        34,962           33,886        3.2%
    Tampa ..........................        21,582           20,432        5.6%
    Washington, DC .................        17,200           16,369        5.1%
    Charlotte ......................         9,900            9,626        2.8%
    Houston ........................         9,488            9,427        0.6%
    Denver .........................         6,068            6,004        1.1%
    New York .......................         3,804            3,689        3.1%
    Orlando ........................         2,723            2,598        4.8%
                                      ------------     ------------
      Total rental and other
       revenues.....................       191,183          187,021        2.2%
                                      ------------     ------------

 Property operating and maintenance
   expenses (exclusive of
   depreciation and amortization)
    Atlanta (2) ....................        32,001           31,504        1.6%
    Dallas .........................        15,798           15,561        1.5%
    Tampa ..........................         8,538            8,330        2.5%
    Washington, DC (2) .............         6,084            5,312       14.5%
    Charlotte ......................         3,246            3,182        2.0%
    Houston ........................         5,149            4,467       15.3%
    Denver .........................         2,045            2,187       (6.5)%
    New York .......................         1,118            1,125       (0.6)%
    Orlando ........................         1,149            1,163       (1.2)%
                                      ------------     ------------
      Total (2) ....................        75,128           72,831        3.2%
                                      ------------     ------------
 Net operating income
    Atlanta (2) ....................        53,455           53,486       (0.1)%
    Dallas .........................        19,164           18,325        4.6%
    Tampa ..........................        13,044           12,102        7.8%
    Washington, DC (2) .............        11,116           11,057        0.5%
    Charlotte ......................         6,654            6,444        3.3%
    Houston ........................         4,339            4,960      (12.5)%
    Denver .........................         4,023            3,817        5.4%
    New York .......................         2,686            2,564        4.8%
    Orlando ........................         1,574            1,435        9.7%
                                      ------------     ------------
      Total same store NOI (2) .....  $    116,055     $    114,190        1.6%
                                      ============     ============

(1) Excluding the impact of straight-lining long-term ground lease expense of $142 in Atlanta and $168 in Washington, D.C. property operating and maintenance expenses (exclusive of depreciation and amortization) would have been $10,542, $1,806 and $25,247, in Atlanta, Washington, D.C. and in total, respectively, and would have (decreased) increased (0.5)%, 4.9% and 2.4% in Atlanta, Washington, D.C. and in total, respectively, for the third quarter of 2005, compared to the third quarter of 2004. Excluding the impact of straight-lining long-term ground lease expense, NOI would have been $18,445, $4,025 and $40,008, in Atlanta, Washington, D.C. and in total, respectively, and would have increased 2.8%, 5.5% and 4.8% in Atlanta, Washington, D.C. and in total, respectively, for the third quarter of 2005, compared the third quarter of 2004.

(2) Excluding the impact of straight-lining long-term ground lease expense of $429 in Atlanta and $512 in Washington, D.C. property operating and maintenance expenses (exclusive of depreciation and amortization) would have been $31,572, $5,572 and $74,187, in Atlanta, Washington, D.C. and in total, respectively, and would have increased 0.2%, 4.9% and 1.9% in Atlanta, Washington, D.C. and in total, respectively, for the nine months ended September 30, 2005, compared to the same period in the prior year. Excluding the impact of straight-lining long-term ground lease expense, NOI would have been $53,884, $11,628 and $116,996, in Atlanta, Washington, D.C. and in total, respectively, and would have increased 0.7%, 5.2% and 2.5% in Atlanta, Washington, D.C. and in total, respectively, for the nine months ended September 30, 2005, compared the same period in the prior year.


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                28

TABLE 3
RECONCILIATION OF SEGMENT CASH FLOW DATA TO STATEMENTS OF CASH FLOWS (Dollars in thousands)

                                                                 THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                      SEPTEMBER 30,
                                                            -----------------------------     -----------------------------
                                                                2005             2004             2005              2004
                                                            ------------     ------------     ------------     ------------
Recurring capital expenditures by operating segment
Same store ............................................     $      2,068     $      1,916     $      5,965     $      5,865
Partially stabilized ..................................                4                3               10               15
Construction and lease-up .............................               --               --               --               --
Other segments ........................................              278              501            1,197            1,733
                                                            ------------     ------------     ------------     ------------
Total recurring capital expenditures per statements of
  cash flows...........................................     $      2,350     $      2,420     $      7,172     $      7,613
                                                            ============     ============     ============     ============

Non-recurring capital expenditures by operating
  segment
Same store ............................................     $        532     $        655     $      1,865     $      2,616
Partially stabilized ..................................               --               --               --               --
Construction and lease-up .............................               --               --               --               --
Other segments ........................................               75              403              771              988
                                                            ------------     ------------     ------------     ------------
Total non-recurring capital expenditures per
  statements of cash flows.............................     $        607     $      1,058     $      2,636     $      3,604
                                                            ============     ============     ============     ============


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                29

TABLE 4
COMPUTATION OF INTEREST AND FIXED CHARGE COVERAGE RATIOS
(Dollars in thousands)

                                                                                     NINE MONTHS ENDED
                                                                                       SEPTEMBER 30,
                                                                                ------------------------------
                                                                                    2005              2004
                                                                                ------------      ------------
Income (loss) from continuing operations ..................................     $      2,505      $    (11,045)

Minority interest of common unitholders ...................................             (188)           (1,463)
Minority interest of preferred unitholders ................................               --             3,780
Gain on sale of technology investment .....................................           (5,267)               --
Depreciation expense ......................................................           57,896            59,683
Depreciation (company share) of assets held in unconsolidated entities ....              745               993
Interest expense ..........................................................           45,340            47,678
Interest expense (company share) of assets held in
  unconsolidated entities .................................................              895               877
Amortization of deferred financing costs ..................................            3,707             3,273
                                                                                ------------      ------------
Income available for debt service (A) .....................................     $    105,633      $    103,776
                                                                                ============      ============

Interest expense ..........................................................     $     45,340      $     47,678
Interest expense (company share) of assets held in unconsolidated entities               895               877
                                                                                ------------      ------------
Interest expense for purposes of computation (B) ..........................           46,235            48,555
Dividends and distributions to preferred shareholders and unitholders .....            5,728            10,196
                                                                                ------------      ------------
Fixed charges for purposes of computation (C) .............................     $     51,963      $     58,751
                                                                                ============      ============

Interest coverage ratio (A/B) (1) .........................................              2.3x              2.1x
                                                                                ============      ============

Fixed charge coverage ratio (A/C) (1) .....................................              2.0x              1.8x
                                                                                ============      ============


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                30

TABLE 5
COMPUTATION OF DEBT RATIOS
(In thousands)

                                                                                                AS OF SEPTEMBER 30,
                                                                                     -------------------------------------
                                                                                           2005                  2004
                                                                                     ---------------       ---------------
Total real estate assets per balance sheet .....................................     $     1,901,826       $     1,996,269
Plus:
Company share of real estate assets held in unconsolidated entities ............              41,236                43,715
Company share of accumulated depreciation -- assets held in unconsolidated
  entities .....................................................................               2,698                 3,065
Accumulated depreciation per balance sheet .....................................             508,386               495,048
Accumulated depreciation on assets held for sale ...............................                  --                 7,836
                                                                                     ---------------       ---------------
Total undepreciated real estate assets (A) .....................................     $     2,454,146       $     2,545,933
                                                                                     ===============       ===============


Total debt per balance sheet ...................................................     $       957,985       $     1,099,980
Plus:
Company share of third party debt held in unconsolidated entities ..............              23,450                29,240
Less:
Joint venture partners' share of mortgage debt of the company ..................              (6,679)                   --
                                                                                     ---------------       ---------------
Total debt (adjusted for joint venture partners' share of debt) (B) ............     $       974,756       $     1,129,220
                                                                                     ===============       ===============

Total debt as a % of undepreciated real estate assets (adjusted for joint
  venture partners' share of debt) (B/A) .......................................                39.7%                 44.4%
                                                                                     ===============       ===============

Total debt per balance sheet ...................................................     $       957,985       $     1,099,980
Plus:
Company share of third party debt held in unconsolidated entities ..............              23,450                29,240
Preferred shares at liquidation value ..........................................              95,000                95,000
Less:
Joint venture partners' share of mortgage debt of the company ..................              (6,679)                   --
                                                                                     ---------------       ---------------
Total debt and preferred equity (adjusted for joint venture partner's
  share of debt) (C) ...........................................................     $     1,069,756       $     1,224,220
                                                                                     ===============       ===============

Total debt and preferred equity as a % of undepreciated assets (adjusted for
  joint venture partners' share of debt) (C/A) .................................                43.6%                 48.1%
                                                                                     ===============       ===============


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                31

TABLE 6
CALCULATION OF COMPANY UNDEPRECIATED BOOK VALUE PER SHARE
(In thousands)

                                                                          SEPTEMBER 30,
                                                                              2005
                                                                      --------------------
Total shareholders' equity, per balance sheet ...................     $            881,352
Plus:
Accumulated depreciation, per balance sheet .....................                  508,386
Minority interest of common unitholders in Operating Partnership,
  per balance sheet .............................................                   36,080
Less:
Deferred charges, net, per balance sheet ........................                  (11,572)
Preferred shares at liquidation value ...........................                  (95,000)
                                                                      --------------------
Total undepreciated book value (A) ..............................     $          1,319,246
                                                                      ====================

Total common shares and units (B) ...............................                   42,645
                                                                      ====================

Company undepreciated book value per share (A/B) ................     $              30.94
                                                                      ====================


Copyright(C) 2005 Post Apartment Homes, LP All Rights Reserved                32